Exhibit 99.1
NEWS
RELEASE

FOR IMMEDIATE RELEASE
CONTACT:	Chris L. Nines
(512) 433-5210
FORESTAR GROUP INC. REPORTS
FIRST QUARTER 2010 RESULTS
     AUSTIN, TEXAS, May 6, 2010—Forestar Group Inc. (NYSE: FOR) today reported a first quarter 2010 net loss of approximately ($3.0) million, or ($0.08) per basic share, compared with a first quarter 2009 net loss of ($3.9) million, or ($0.11) per basic share outstanding.
     “Our first quarter results reflect current market conditions for our business,” said Jim DeCosmo, president and chief executive officer of Forestar Group. “Although we are encouraged many elements of the economy have stabilized or improved, we remain cautious as job growth has yet to materialize — a critical component of demand for our real estate and natural resources.”
     “Despite challenging market conditions, we fundamentally believe our strategy and the execution of our near-term initiatives will enhance shareholder value and better position our business to benefit from improving economic conditions. Our portfolio of assets, coupled with demographic growth, increased economic activity and improving housing inventories in many Forestar markets, is expected to drive demand for our real estate and natural resources,” concluded Mr. DeCosmo.
     Forestar Group manages its operations through three business segments:
▪	Real estate,

▪	Mineral resources, and

▪	Fiber resources
     At the end of first quarter 2010, our real estate segment includes over 249,000 acres of land owned directly or through ventures located in nine states and twelve markets. Mineral resources include about 620,000 net acres of oil and gas mineral interests located principally in Texas, Louisiana, Alabama, and Georgia. Also included in the segment is a 45% nonparticipating royalty interest in groundwater produced or withdrawn for commercial purposes from approximately 1.4 million acres in Texas, Louisiana, Georgia and Alabama. Fiber resources include the sale of wood fiber and management of our recreational leases.

REAL ESTATE

	1st Qtr.	1st Qtr.	4th Qtr.
Segment Earnings	2010	2009	2009
($ in Millions)	$0.3	$0.5	($2.5)
     First quarter 2010 real estate segment earnings include $4.7 million in undeveloped land revenues, compared with $8.3 million in first quarter 2009 and $10.2 million in fourth quarter 2009.
     Fourth quarter 2009 real estate segment earnings were negatively impacted by impairment charges of $2.7 million primarily associated with a condominium project located in Austin, Texas, and a $3.6 million charge for environmental remediation activities at our San Joaquin River project located near Antioch, California.
MINERAL RESOURCES

	1st Qtr.	1st Qtr.	4th Qtr.
Segment Earnings	2010	2009	2009
($ in Millions)	$6.2	$4.8	$3.3
     First quarter 2010 mineral resources segment earnings include approximately $3.2 million in lease bonus revenues associated with leasing over 2,100 net mineral acres for $1,495 per acre.
FIBER RESOURCES

	1st Qtr.	1st Qtr.	4th Qtr.
Segment Earnings	2010	2009	2009
($ in Millions)	$1.4	$2.9	$1.4
     During first quarter 2010 Forestar generated approximately $1.5 million in revenues from the sale of almost 113,000 tons of fiber, the majority of which was sold to Temple-Inland Inc. at market prices. Sales of fiber in first quarter 2010 were negatively impacted by the sale of over 110,000 acres of timberland in 2009 associated with our near-term strategic initiatives and retail land sales program.
SUMMARY
     “Forestar is well positioned to maximize and grow long-term value for shareholders through the combination of our strategy, an experienced management team, a strong mix of assets, and a balance sheet which is well positioned for growth,” concluded Mr. DeCosmo.

     The Company will host a conference call on May 7, 2010 at 10:00 am EDT to discuss results of first quarter 2010. The meeting may be accessed through webcast or by conference call. The webcast may be accessed through Forestar’s Internet site at www.forestargroup.com. To access the conference call, listeners calling from North America should dial 1-866-788-0545 at least 15 minutes prior to the start of the meeting. Those wishing to access the call from outside North America should dial 1-857-350-1683. The password is Forestar. Replays of the call will be available for two weeks following the completion of the live call and can be accessed at 1-888-286-8010 in North America and at 1-617-801-6888 outside North America. The password for the replay is 11366695.
About Forestar Group
     Forestar Group Inc. operates in three business segments: real estate, mineral resources and fiber resources. The real estate segment owns directly or through ventures over 249,000 acres of real estate located in nine states and twelve markets in the U.S. The real estate segment has 20 real estate projects representing over 31,200 acres currently in the entitlement process, and 74 entitled, developed and under development projects in seven states and eleven markets encompassing over 16,200 acres, comprised of over 29,700 residential lots and over 2,400 commercial acres. The mineral resources segment manages about 620,000 net acres of oil and gas mineral interests. The fiber resources segment includes the sale of wood fiber and management of our recreational leases. The company also has a 45% nonparticipating royalty interest in groundwater produced or withdrawn for commercial purposes from approximately 1.4 million acres in Texas, Louisiana, Georgia and Alabama. Forestar’s address on the World Wide Web is www.forestargroup.com.
Forward-looking Statements
This release contains “forward-looking statements” within the meaning of the federal securities laws. These statements reflect management’s current views with respect to future events and are subject to risk and uncertainties. We note that a variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-looking statements. Factors and uncertainties that might cause such differences include, but are not limited to: general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to us and that we may pursue; fluctuations in costs and expenses including development costs; demand for new housing, including impacts from mortgage credit availability; lengthy and uncertain entitlement processes; cyclicality of our businesses; accuracy of accounting assumptions; competitive actions by other companies; changes in laws or regulations; and other factors, many of which are beyond our control. Except as required by law, we expressly disclaim any obligation to publicly revise any forward-looking statements contained in this news release to reflect the occurrence of events after the date of this news release.

FORESTAR GROUP INC.
(UNAUDITED)
Business Segments

	First Quarter
	2010	2009
	(In thousands,
	Except per share)
Revenues
Real estate	$17,248	$18,787
Mineral resources	7,127	5,921
Fiber resources	1,983	4,369

Total revenues	$26,358	$29,077

Segment earnings
Real estate	$312	$542
Mineral resources	6,178	4,782
Fiber resources	1,443	2,909

Total segment earnings	7,933	8,233
Items not allocated to segments
General and administrative (a)	(4,538)	(7,619)
Share-based compensation	(3,534)	(1,706)
Interest expense	(4,546)	(5,166)
Other non-operating income	198	51

Loss before taxes	(4,487)	(6,207)
Income tax benefit	1,515	2,315

Net loss attributable to Forestar Group Inc.	$(2,972)	$(3,892)

Earnings per share — Basic:
Net loss per common share	$(0.08)	$(0.11)

Average basic shares outstanding	36.1	35.7

	First Quarter	First Quarter
Supplemental Financial Information	2010	2009
($ In thousands)
Borrowings under credit facility	$128,000	$244,700
Other debt (b)	76,406	104,483

Total Debt	$204,406	$349,183

(a)	First quarter 2009 general and administrative costs include approximately $3.2 million paid to outside advisors regarding an evaluation by our Board of Directors of an unsolicited shareholder proposal.

(b)	Consists principally of consolidated venture non-recourse debt.

FORESTAR GROUP INC.
SEGMENT PERFORMANCE METRICS

	First Quarter
	2010	2009
REAL ESTATE

Owned, Consolidated & Equity Method Ventures:
Residential Lots Sold	195	107
Revenue per Lot Sold	$49,500	$72,400
Commercial Acres Sold	1.6	4.1
Revenue per Commercial Acre Sold	$172,800	$215,600
Undeveloped Acres Sold	2,088	2,192
Revenue per Acre Sold	$2,300	$3,800
Owned & Consolidated Ventures:
Residential Lots Sold	102	78
Revenue per Lot Sold	$57,400	$71,900
Commercial Acres Sold	1.3	0.3
Revenue per Commercial Acre Sold	$121,700	$424,700
Undeveloped Acres Sold	2,088	2,192
Revenue per Acre Sold	$2,300	$3,800
Ventures Accounted For Using the Equity Method:
Residential Lots Sold	93	29
Revenue per Lot Sold	$40,700	$73,600
Commercial Acres Sold	0.3	3.8
Revenue per Commercial Acre Sold	$372,700	$197,000
Undeveloped Acres Sold	—	—
Revenue per Acre Sold	$—	—
MINERAL RESOURCES

Leasing Activity
Acres Leased	2,130	6,116
Average Bonus / Acre	$1,495	$347
Delay Rental Revenues	$432,000	$322,000

Royalties
Natural Gas Production (MMCF)	373.2	394.7
Average Natural Gas Price ($ / MCF)	$4.30	$6.16
Oil Production (Barrels)	29,400	27,300
Average Oil Price ($ / Barrel)	$71.26	$46.78
FIBER RESOURCES

Fiber Sales
Pulpwood Tons Sold	83,100	206,600
Average Pulpwood Price / Ton	$10.92	$8.15
Sawtimber Tons Sold	29,600	90,700
Average Sawtimber Price / Ton	$20.14	$22.84

Recreational Activity
Average Acres Leased	211,000	299,000
Average Lease Rate / Acre	$8.22	$8.09

FORESTAR GROUP INC.
REAL ESTATE & MINERAL PIPELINES
REAL ESTATE
     Forestar’s real estate segment includes over 249,000 acres of land owned directly or through ventures located in nine states and twelve markets.
Q1 2010 Real Estate Pipeline

		In		Developed &
		Entitlement		Under	Total
Real Estate	Undeveloped	Process	Entitled	Development	Acres*
Undeveloped Land
Owned	194,913
Ventures	6,763				201,676

Residential
Owned		26,868	7,790	617
Ventures		840	4,492	901	41,508

Commercial
Owned		3,502	1,055	520
Ventures			594	293	5,964

Total Acres	201,676	31,210	13,931	2,331	249,148

Estimated Residential Lots			26,238	3,548	29,786

*	In addition, Forestar owns a 58% ownership interest in a venture which controls approximately 16,000 acres of undeveloped land in Georgia with minimal investment.
MINERAL INTEREST 1
     Forestar’s mineral resources segment includes approximately 620,000 net mineral acres principally located in Texas, Louisiana, Alabama and Georgia.

	Available		Held by
State	for Lease	Leased	Production	Total[2]
Texas	140,000	88,000	24,000	252,000
Louisiana	133,000	4,000	7,000	144,000
Georgia	180,000	—	—	180,000
Alabama	40,000	2,000	—	42,000
California	1,000	—	—	1,000
Indiana	1,000	—	—	1,000

Total	495,000	94,000	31,000	620,000

[1]	Includes ventures

[2]	Excludes 463 net mineral acres located in Colorado

FORESTAR GROUP INC.
PROJECTS IN ENTITLEMENT
A summary of projects in the entitlement process(a) at first quarter end 2010 follows:

		Project
Project	County	Acres(b)
California
Hidden Creek Estates	Los Angeles	700
Terrace at Hidden Hills	Los Angeles	30

Georgia
Ball Ground	Cherokee	500
Burt Creek	Dawson	970
Crossing	Coweta	230
Dallas Highway	Haralson	1,060
Fincher Road	Cherokee	3,890
Fox Hall	Coweta	960
Garland Mountain	Cherokee/Bartow	350
Home Place	Coweta	1,510
Jackson Park	Jackson	700
Martin’s Bridge	Banks	970
Mill Creek	Coweta	770
Serenity	Carroll	440
Waleska	Cherokee	150
Wolf Creek	Carroll/Douglas	12,230
Yellow Creek	Cherokee	1,060

Texas
Lake Houston	Harris/Liberty	3,700
San Jacinto	Montgomery	150
Woodlake Village(c)	Montgomery	840

Total		31,210

(a)	A project is deemed to be in the entitlement process when customary steps necessary for the preparation and submittal of an application, like conducting pre-application meetings or similar discussions with governmental officials, have commenced, or an application has been filed. Projects listed may have significant steps remaining, and there is no assurance that entitlements ultimately will be received.

(b)	Project acres, which are the total for the project regardless of our ownership interest, are approximate. The actual number of acres entitled may vary.

(c)	We own a 50% interest in this project.

FORESTAR GROUP INC.
REAL ESTATE PROJECTS
A summary of our entitled,(a) developed and under development projects at first quarter-end 2010 follows:

				Residential Lots(c)		Commercial Acres(d)
				Lots Sold		Acres Sold
		Interest		Since	Lots	Since	Acres
Project	County	Owned(b)		Inception	Remaining	Inception	Remaining
Projects we own
California
San Joaquin River	Contra Costa/Sacramento	100%		—	—	—	288

Colorado
Buffalo Highlands	Weld	100%		—	164	—	—
Johnstown Farms	Weld	100%		115	493	2	8
Pinery West	Douglas	100%		—	—	—	115
Stonebraker	Weld	100%		—	603	—	13
Westlake Highlands	Jefferson	100%		12	9	—	—
Texas
Arrowhead Ranch	Hays	100%		—	232	—	6
Caruth Lakes	Rockwall	100%		285	364	—	—
Cibolo Canyons	Bexar	100%		605	1,142	64	81
Harbor Lakes	Hood	100%		199	250	1	13
Harbor Mist	Calhoun	100%		—	200	—	—
Hunter’s Crossing	Bastrop	100%		322	169	38	68
La Conterra	Williamson	100%		69	440	—	60
Maxwell Creek	Collin	100%		678	333	10	—
Oak Creek Estates	Comal	100%		67	581	13	—
The Colony	Bastrop	100%		410	2,242	22	49
The Gables at North Hill	Collin	100%		195	88	—	—
The Preserve at Pecan Creek	Denton	100%		270	548	—	9
The Ridge at Ribelin Ranch	Travis	100%		—	—	179	16
Westside at Buttercup Creek	Williamson	100%		1,303	218	66	—
Other projects (7)	Various	100%		1,550	19	197	23
Georgia
Towne West	Bartow	100%		—	2,674	—	121
Other projects (13)	Various	100%		—	2,934	—	705
Missouri and Utah
Other projects (2)	Various	100%		448	316	—	—

				6,528	14,019	592	1,575
Projects in entities we consolidate
Texas
City Park	Harris	75%		1,099	212	50	105
Lantana	Denton	55	% (e)	508	1,792	—	—
Light Farms	Collin	65%		—	2,517	—	—
Stoney Creek	Dallas	90%		78	676	—	—
Timber Creek	Collin	88%		—	614	—	—
Other projects (5)	Various	Various		953	254	26	21

				2,638	6,065	76	126

Total owned and consolidated				9,166	20,084	668	1,701
Projects in ventures that we account for using the equity method
Georgia
Seven Hills	Paulding	50%		635	449	26	113
The Georgian	Paulding	38%		288	1,097	—	—
Other projects (4)	Various	Various		1,820	77	3	—
Texas
Bar C Ranch	Tarrant	50%		208	991	—	—
Entrada	Travis	50%		—	821	—	3
Fannin Farms West	Tarrant	50%		285	96	—	15
Lantana	Denton	Various (e)		1,436	34	14	75
Long Meadow Farms	Fort Bend	19%		614	1,492	72	138
Southern Trails	Brazoria	40%		394	633	—	—
Stonewall Estates	Bexar	25%		229	160	—	—
Summer Creek Ranch	Tarrant	50%		796	1,772	—	363
Summer Lakes	Fort Bend	50%		325	798	56	—
Village Park	Collin	50%		347	213	3	2
Waterford Park	Fort Bend	50%		—	493	—	37
Other projects (2)	Various	Various		296	228	—	15
Florida
Other projects (3)	Various	Various		497	348	—	—

Total in ventures				8,170	9,702	174	761

Combined Total				17,336	29,786	842	2,462

(a)	A project is deemed entitled when all major discretionary governmental land-use approvals have been received. Some projects may require additional permits and/or non-governmental authorizations for development.

(b)	Interest owned reflects our net equity interest in the project, whether owned directly or indirectly. There are some projects that have multiple ownership structures within them. Accordingly, portions of these projects may appear as owned, consolidated and/or accounted for using the equity method.

(c)	Lots are for the total project, regardless of our ownership interest. Lots remaining represent vacant developed lots, lots under development and future planned lots.

(d)	Commercial acres are for the total project, regardless of our ownership interest and are net developable acres, which may be fewer than the gross acres available in the project.

(e)	The Lantana project consists of a series of 15 partnerships in which our voting interests range from 25% to 55%. We account for three of these partnerships using the equity method and we consolidate the remaining partnerships.
A summary of our significant commercial and income producing properties at first quarter-end 2010 follows:

			Interest
Project	County	Market	Owned(a)	Type	Description
Radisson Hotel	Travis	Austin	100%	Hotel	413 guest rooms and suites
Palisades West	Travis	Austin	25%	Office	375,000 square feet
Las Brisas	Williamson	Austin	59%	Multifamily	414 unit luxury apartment

(a)	Interest owned reflects our net equity interest in the project, whether owned directly or indirectly.